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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-55932) and related joint proxy statement/prospectus of Phillips Petroleum Company for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 22, 2000, with respect to the consolidated financial statements and schedule of Phillips Petroleum Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999, as amended, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

March 5, 2001
Tulsa, Oklahoma